As filed with the Securities and Exchange Commission on April 20, 1999.

                                          Registration No. 333 -
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           -----------------------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           -----------------------

                                NISOURCE INC.
           (Exact name of registrant as specified in its charter)


                INDIANA                                  35-1719974
    (State or other jurisdiction of                   (I.R.S employer
     incorporation or organization)                identification number)

                            801 EAST 86TH AVENUE
                         MERRILLVILLE, INDIANA 46410
                               (219) 853-5200
            (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                               STEPHEN P. ADIK
                                NISOURCE INC.
                            801 EAST 86TH AVENUE
                         MERRILLVILLE, INDIANA 46410
                               (219) 647-6012
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                               With a copy to:

                             Lauralyn G. Bengel
                               Susan J. Lynch
                           Schiff Hardin & Waite
                             7200 Sears Tower
                          Chicago, Illinois 60606-6473
                              (312) 258-5500

                      --------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the Registration Statement becomes effective.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                 CALCULATION OF REGISTRATION FEE
                                                 -------------------------------

                                                                    PROPOSED             PROPOSED
                                                   AMOUNT            MAXIMUM              MAXIMUM
                TITLE OF EACH CLASS                 TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
          OF SECURITIES TO BE REGISTERED         REGISTERED       PER SHARE (1)     OFFERING PRICE (1)    REGISTRATION FEE
          ------------------------------         ----------       -------------     ------------------    ----------------
       Common Shares, without par value            273,000           $27.03             $7,379,190           $2,052
       (including associated preferred share
       purchase rights)


   (1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Common Shares reported on the New York Stock Exchange on April 14, 1999 pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

                 SUBJECT TO COMPLETION - Dated April 20, 1999

   PROSPECTUS

                                NISOURCE INC.


                               273,000 Shares
                      Common Shares, Without Par Value

                 BAY STATE GAS COMPANY EMPLOYEE SAVINGS PLAN

        This Prospectus relates to up to 273,000 Common Shares, without par value (including associated preferred share purchase rights), of NiSource Inc., formerly NIPSCO Industries, Inc. (hereinafter referred to as "NIPSCO"), which may be offered and sold pursuant to participants in the Bay State Gas Company Employee Savings Plan.

        The Common Shares are traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "NI." On April 14, 1999 the closing sale price of the Common Shares on the NYSE was $26 7/8 per share. Each purchase or sale of Common Shares under the Plan will be made at the market price for the Common Shares on the NYSE at time of such purchase or sale.

          This Prospectus should be retained for future reference.

                          -------------------------

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
   SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          -------------------------


               The date of this Prospectus is April ___, 1999



   THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


   YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THESE DOCUMENTS, AND YOU SHOULD NOT ASSUME THAT IT IS ACCURATE AS OF ANY OTHER DATE.



                              TABLE OF CONTENTS
                                                                     PAGE

   NIPSCO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

   PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . .    2

   THE BAY STATE GAS COMPANY EMPLOYEE SAVINGS PLAN . . . . . . . . .    3

        General  . . . . . . . . . . . . . . . . . . . . . . . . . .    3

        Introduction . . . . . . . . . . . . . . . . . . . . . . . .    3

        Eligibility  . . . . . . . . . . . . . . . . . . . . . . . .    4

        Your Contributions . . . . . . . . . . . . . . . . . . . . .    5

        Company Contributions  . . . . . . . . . . . . . . . . . . .    6

        Annual Contributions and Compensation Maximums . . . . . . .    8

        Investment Funds and Investment Instructions . . . . . . . .    9

        Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . .   13

        Participant Loans  . . . . . . . . . . . . . . . . . . . . .   13

        Withdrawals While You Are an Employee  . . . . . . . . . . .   16

        Distributions After You Terminate Employment with the
        Company or After You Attain Age 70-1/2 . . . . . . . . . . .   18

        Death Benefits . . . . . . . . . . . . . . . . . . . . . . .   20

        Reemployment with the Company  . . . . . . . . . . . . . . .   21

        Federal Tax Consequences of Participation in the Plan  . . .   21

        Income Tax Withholding . . . . . . . . . . . . . . . . . . .   22

        Future of the Plan . . . . . . . . . . . . . . . . . . . . .   23

        Plan Administration Issues . . . . . . . . . . . . . . . . .   24

        Other Things You Should Know . . . . . . . . . . . . . . . .   25

        Plan Directory . . . . . . . . . . . . . . . . . . . . . . .   29

        Instruction at a Glance  . . . . . . . . . . . . . . . . . .   30

   AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . .   31

   INFORMATION INCORPORATED BY REFERENCE . . . . . . . . . . . . . .   32

   LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . . . .   32

   USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . .   33

   PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . .   33

   DESCRIPTION OF COMMON SHARES  . . . . . . . . . . . . . . . . . .   33

   EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

   LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                                   NIPSCO

        NIPSCO is an energy and utility-based holding company that provides natural gas, electricity, water and related services for residential, commercial and industrial uses through a number of wholly-owned regulated and non-regulated subsidiaries. NIPSCO operates primarily in Indiana and, with the acquisition of Bay State Gas Company ("Bay State"), New England.

        NIPSCO distributes natural gas to approximately 739,000 customers in Northern Indiana through three wholly-owned utility subsidiaries:
   Northern Indiana Public Service Company ("Northern Indiana"), Kokomo Gas and Fuel Company ("Kokomo Gas") and Northern Indiana Fuel and Light Company, Inc. ("NIFL"). Northern Indiana, Kokomo Gas and NIFL operate in 41 counties across Northern Indiana, serving an area of about 13,865 square miles with a population of approximately 2.4 million. Bay State distributes natural gas to more than 300,000 customers in the areas of Brockton, Lawrence and Springfield, Massachusetts, Lewiston and Portland, Maine and Portsmouth, New Hampshire. Bay State operates in 12 counties in New England, serving an area of about 2,152 square miles with a population of approximately
   1.8 million. Based on total throughput, NIPSCO is the tenth largest local gas distribution company in the United States.

        NIPSCO's wholly-owned subsidiary, Crossroads Pipeline Company ("Crossroads" and, together with Northern Indiana, Kokomo Gas and NIFL, the "Energy Utilities"), owns and operates an interstate pipeline extending from the northwestern corner of Indiana (near the border with Chicago) eastward into Ohio. In addition, NIPSCO and Bay State collectively own a 19% share of Portland Natural Gas Transmission System ("PNGTS"), a 292-mile pipeline being built to bring Canadian gas from New Brunswick into Maine, New Hampshire and Massachusetts in order to increase the gas supply to the region.

        NIPSCO generates and distributes electricity to the public primarily through its largest subsidiary, Northern Indiana. Through its Primary Energy, Inc. ("Primary Energy") subsidiary, NIPSCO also is active in developing unregulated power projects. Northern Indiana provides electric services in 30 counties in the northern part of Indiana, with an area of approximately 12,000 square miles and a population of approximately 2.2 million. At September 30, 1998, Northern Indiana provided approximately 419,000 customers with electricity. For the twelve months ended September 30, 1998, industrial customers accounted for approximately 42% of Northern Indiana's electric energy revenues, with residential customers providing approximately 30% and commercial customers contributing approximately 28%.

        NIPSCO operates the sixth largest investor-owned water utility business in the United States, serving approximately 252,200 customers through the utility subsidiaries of IWC Resources Corporation ("IWCR"). These companies supply water for residential, commercial and industrial uses and for fire protection services in Indianapolis and the surrounding areas. The territory served by the water utilities covers an area of approximately 309 square miles in six counties of central Indiana. IWCR also manages the municipal water system for Lawrence, Indiana, and participates in partnerships that operate municipal wastewater treatment facilities in Indianapolis and Gary, Indiana.

        In addition to the activities of Primary Energy described above, NIPSCO provides non-regulated energy services through its wholly-owned subsidiaries, NI Energy Services, Inc. ("NESI") and Energy USA, Inc. NESI provides a variety of energy-related services, including gas marketing, power generation, gas transmission, supply and storage and energy efficiency design services. EnergyUSA markets products and services, such as propane, energy advisory services and home security services, to customers of local utilities in 22 states. These products and services are branded and operated either under the local utility's label or with the EnergyUSA name.

        NIPSCO also provides non-regulated utility-related services, including installation, repair and maintenance of underground pipelines used in gas, water and sewer transmission and distribution systems and underground utility locating and marking services.

                             PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this Prospectus. It is not a complete summary of all the information contained in this Prospectus. Participants should therefore read this Prospectus in its entirety.

   PURPOSE OF THE PLAN

        The Plan is for the benefit of eligible employees and former employees of Bay State and affiliated companies and their beneficiaries. The purpose of the Plan is to provide such eligible employees a profit-sharing and 401(k) plan designed to help accumulate savings for retirement and achieve future financial goals.

        The Plan offers these advantages:

             * Participants choose how much to save, up to 15% of their eligible pay, through convenient payroll deduction.
             * Participant contributions, or a portion thereof, are matched by the Company.
             * Participants may save on current taxes, since contributions and earnings are not subject to current federal and, in most cases, state income taxes.

        The Plan offers flexibility:

             * Participants choose how to invest their Accounts among the investment funds offered.

             * Participants may borrow or withdraw from their Accounts (subject to certain conditions and terms).
             * Participants have easy access to Account information by telephone.

   ELIGIBILITY FOR THE PLAN

        All employees of the Company and its affiliated companies, if any, who are classified as "Administrative, Professional and Supervisory" ("APS") or "Clerical/Technical" ("C/T") are eligible to participate in the Plan, except employees who are employed by one of the Company's affiliated companies, if any, which does not participate in the Plan or who are covered by a collective bargaining agreement which does not specifically call for his or her participation in the Plan.

               THE BAY STATE GAS COMPANY EMPLOYEE SAVINGS PLAN

   General
   -------

   The following is a description of the Plan. It is intended to constitute a "summary plan description" pursuant to the Employee Retirement Income Security Act of 1974, as amended (ERISA). This description summarizes certain material provisions of the Plan, and as such, it does not purport to be complete and is qualified in its entirety by reference to the Plan. Terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

   Introduction
   ------------

   Effective January 1, 1979, Bay State Gas Company (the "Company") established the Bay State Gas Company Employee Savings Plan (the "Plan"). The Bay State Gas Company Employee Stock Ownership Plan was merged into this Plan effective July 1, 1987.

   Effective as of February 12, 1999, the Company was merged into NIPSCO Industries, Inc. and became a wholly owned subsidiary of NIPSCO. Effective as of April 15, 1999, NIPSCO Industries, Inc. changed its name to NiSource Inc. (hereinafter referred to as "NIPSCO").
   As a result of the merger, all of the shares of common stock of Bay State have been converted into the right to receive cash or shares of common stock of NIPSCO (the "Common Shares") and amounts held under the Plan that are subsequently transferred into or contributed to the Common Stock Fund will be invested in Common Shares. Notwithstanding the corporate merger, the Plan continues to be maintained by the Company.

   The Plan is governed by the official text of the Plan and Trust Agreement. The purpose of this Summary Plan Description is to provide a simplified description of how the Plan works. If the meaning of the Plan and Trust Agreement differs from that of the Summary Plan

   Description in any way, the official text of the Plan and Trust Agreement will govern in administering the Plan.

   References to the Company generally mean Bay State Gas Company, and, if applicable, its affiliated companies participating in the Plan as the context requires, except, that with regard to issues related to service credit, termination of employment or reemployment, references to Bay State shall also include any affiliated companies not participating in the Plan. With regard to primarily administrative matters, however, references to Bay State mean Bay State Gas Company, the Plan Sponsor and Plan Administrator.

   Eligibility
   -----------

        WHO IS ELIGIBLE?

        All employees of the Company who are classified as "Administrative, Professional and Supervisory" ("APS") or
        "Clerical/Technical" ("C/T") are eligible except any employee who is covered by a collective bargaining agreement which does not specifically call for his or her participation in this Plan.

        WHEN DOES PARTICIPATION BEGIN?

        For purposes of Employee Pre-Tax contributions, you will be eligible to participate on the first day of the next month after you have completed 60 days of service.

        For purposes of Employer Match contributions, your participation will begin on the first day of the next month after completion of a 12-month eligibility period in which you are credited with at least 1,000 hours of service during that period. Your initial eligibility period begins on your date of hire. Subsequent eligibility periods begin with the start of the next Plan Year (the calendar year) beginning after your date of hire.

        HOURS OF SERVICE

        Hours of service are used in determining your eligibility to participate. You earn one hour of service for each hour you are paid by the Company (including any back pay you may be awarded). This includes hours when you do not actually work but receive pay (such as vacation, holiday, jury duty, sickness or incapacity, such as disability). You receive credit for non-paid Company time, such as a Company-approved leave of absence, military duty or a temporary layoff.

        Service earned while you are not actively at work is based on your normally scheduled weekly hours. If you are a salaried employee, or there are no accurate records of your working hours, you will be credited with a set number of hours for each pay period in which you are paid for at least one hour. The rates of hours credited for each pay period are: 45 hours per weekly pay period, 90 hours per biweekly pay period, 95 hours per semi-monthly pay period and 190 hours per monthly pay period.

        To enroll, refer to Section entitled INSTRUCTIONS AT A GLANCE.

   Your Contributions
   ------------------

   You may elect to contribute regularly through payroll deductions once you are eligible to participate. Your contributions are based on your eligible pay. Eligible pay for this purpose is straight time wages, exclusive of all daily or weekly overtime, bonuses, supplementary compensation payments, retirement benefits and other forms of non-recurring compensation, but inclusive of shift differentials, Saturday/Sunday premiums, compensation paid at an alternative rate (not including compensation paid at an alternative rate if you are a salesperson) and seventy-five percent of sales commissions paid to you by the Company while you are a participant in the Plan. Your eligible pay includes pre-tax contributions you make to this Plan and other plans sponsored by the Company.

   To elect to contribute, refer to Section entitled INSTRUCTIONS AT A
   GLANCE.

        EMPLOYEE PRE-TAX CONTRIBUTIONS

        You may choose to save pre-tax dollars by electing in writing to contribute any percentage, up to 15%, of your eligible pay, subject to an annual contribution maximum. Refer to item (a) of Section entitled ANNUAL CONTRIBUTION AND COMPENSATION MAXIMUMS. If you are a highly compensated employee, as defined by the Internal Revenue Code and related regulations, you may be limited to a percentage that is less than 15%. Refer to item (b) of Section entitled ANNUAL CONTRIBUTION AND COMPENSATION MAXIMUMS. If you are limited to a percentage that is less than 15%, you will be notified.

        Your Employee Pre-Tax contributions are deposited into your Employee Pre-Tax Account.<1>

        CHANGING, DISCONTINUING OR RESUMING YOUR CONTRIBUTIONS

        You may change your contribution percentage election as of the first day of any month. Your payroll deductions will change the

   ____________________

   <1>If you are a former participant in the Bay State Gas Company
   Savings Plan for Operating Employees, your Employee Pre-Tax Account may include amounts transferred on your behalf from the Bay State Gas Company Savings Plan for Operating Employees designated as "Employee Pre-Tax Account" amounts under that plan.

        first time you are paid after your written request has been processed.

        You may discontinue contributions at any time. Your payroll deductions will stop the first time you are paid after your written request has been processed. You may resume contributions as of the first day of any month. Your payroll deductions will resume the first time you are paid after your written request has been processed. If you discontinue contributions more than once in a twelve month period, the Plan Administrator reserves the right to require a longer waiting period before you can resume contributions.

        To change your contribution percentage election or to discontinue or resume contributions, refer to Section entitled INSTRUCTIONS AT A GLANCE.

        ROLLOVER CONTRIBUTIONS FROM ANOTHER QUALIFIED PLAN

        If you receive a distribution eligible for rollover from another employer's qualified plan (or a qualified plan of the Company) or if you have a "rollover IRA," you may "roll over" all or part of that amount into this Plan if you are an eligible employee, even if you have not yet met the Plan's eligibility requirements. By making a Rollover contribution, you defer the tax liability on your distribution and take advantage of the investments offered in this Plan.

        Your Rollover contributions are deposited into your Rollover
        Account.<2>

        To make a Rollover contribution, refer to Section entitled INSTRUCTIONS AT A GLANCE.

        SEPARATE ACCOUNTS

        Separate Accounts will be maintained for your contributions as described above and which may also include a Prior Company Account for contributions made under former Plan provisions.

   Company Contributions
   ---------------------

   You will be eligible for Company contributions as described below, once you are eligible to participate for this purpose as described in Section entitled ELIGIBILITY.

   ____________________

   <2>  If you are a former participant of the Bay State Gas Company
   Savings Plan for Operating Employees, your Rollover Account may include amounts transferred on your behalf from the Bay State Gas Company Savings Plan for Operating Employees designated as "Rollover Account" amounts under that plan.

        EMPLOYER MATCH CONTRIBUTIONS

        One of the benefits of contributing on a pre-tax basis under the Plan is that the Company matches a portion of such contributions under one of the following two formulas.

        FORMULA # 1:

        For each pre-tax dollar you contribute, the Company will contribute as follows:


                        EMPLOYEE PRE-TAX
                       CONTRIBUTION AS A
                         PERCENTAGE OF        EMPLOYER MATCH
                          ELIGIBLE PAY          PERCENTAGE
                          ------------           ---------

                            First 5%                50%


        FORMULA # 2:

        If you: (i) were an employee prior to September 1, 1990 and under age forty-five on January 1, 1992, or (ii) became an employee on or after September 1, 1990, or (iii) were an employee prior to September 1, 1990, at least age forty-five on January 1, 1992 and irrevocably elected to waive eligibility for post-retiree medical coverage no later than September 1, 1992, for each pre-tax dollar you contribute, the Company will contribute as follows:


                         EMPLOYEE PRE-TAX
                        CONTRIBUTIONS AS A
                          PERCENTAGE OF         EMPLOYER MATCH
                           ELIGIBLE PAY           PERCENTAGE
                           ------------           ----------
                           First 2 1/2%              100%

                             Next 5%                  50%


        Employer Match contributions are deposited to your Account as soon as administratively feasible following each of your contributions.

        Employer Match contributions made on your behalf are deposited into your Employer Match Account.<3>

        SEPARATE ACCOUNTS

        Separate Accounts will be maintained for your Company contributions as described above and which may also include a Prior Company Account for contributions made under former Plan provisions.

   ANNUAL CONTRIBUTION AND COMPENSATION MAXIMUMS

   The Internal Revenue Code and related regulations require that a number of limitations be applied to the Plan. These include (1) maximum amounts which may be contributed by you or on your behalf in any year and (2) a maximum amount of your eligible pay that may be taken into account for purposes of contributions. These limitations are briefly described below:

        (a)  MAXIMUM PRE-TAX CONTRIBUTION DOLLAR LIMIT.
             Your maximum pre-tax contribution dollar limit (including any pre-tax contributions you may make to any other 401(k) plan maintained by any other employer) is $10,000 per calendar year, and may be adjusted periodically as announced by the Internal Revenue Service.

             If you make pre-tax contributions to more than one 401(k) plan during the calendar year and the combination of your pre-tax contributions to the plans exceeds the maximum pre-tax contribution dollar limit, you should notify the Plan Administrator of this Plan or the plan administrator of the other plan that an excess has occurred and request that the excess amount be returned to you no later than April 15 of the following year. If the excess amount is not returned to you by April 15 of the following year, the excess amount will be taxable to you in the year the amount was contributed and the year the amount is distributed.

        (b)  MAXIMUM ALLOWABLE CONTRIBUTION PERCENTAGE LIMIT.
             If you are a highly compensated employee, your maximum Employee Pre-Tax contribution percentage may be limited to a percentage that is less than the percentage described in Section entitled YOUR CONTRIBUTIONS, as determined by a factor based on the average Employee Pre-Tax contribution amount for non-highly compensated employees. Highly compensated employees generally include employees who earn
   ____________________

   <3>If you are a former participant of the Bay State Gas Company
   Savings Plan for Operating Employees, your Employer Match Account may include amounts transferred on your behalf from the Bay State Gas Company Savings Plan for Operating Employees designated as "Employer Account" amounts under that plan.

             more than $80,000 per year, and may be adjusted periodically as announced by the Internal Revenue Service.

             If you are a highly compensated employee and you exceed this limit at any time, you will be notified and your future Employee Pre-Tax contributions may be reduced or stopped, and any excess may be refunded to you.

        (c)  MAXIMUM ANNUAL ADDITION LIMIT.
             The maximum amount that may be contributed by you (excluding rollover contributions) or on your behalf to this Plan or any other qualified defined contribution plan sponsored by the Company is the lesser of (1) 25 % of your W-2 taxable income or (2) $30,000. The $30,000 amount may be adjusted periodically as announced by the Internal Revenue Service.

        (d)  MAXIMUM ELIGIBLE PAY LIMIT.
             The maximum amount of your eligible pay that may be taken into account per Plan Year for purposes of contributions is $150,000, and may be adjusted periodically as announced by the Internal Revenue Service ($160,000 for the Plan Year ending December 31, 1999). The $150,000 threshold was set in 1994.

   Investment Funds and Investment Instructions
   --------------------------------------------

        WHO MAKES THE INVESTMENT DECISIONS?

        You make your own investment decisions. When you enroll in the Plan you may elect the percentage of your Account you want invested in each investment fund. The Company has selected a variety of daily valued investment funds with different risk and return characteristics. Investment fund information sheets and prospectuses provide information about the investment options.
        If you have not received this information or would like updated information, you may obtain this information by telephoning 1-800-776-4015 and speaking with a participant services representative (or if you are hearing impaired, telephone 1-800-772-6009). If you need additional information regarding the investment alternatives, or if you have any questions about your ERISA rights, you may contact: Bay State Gas Company, Benefits Committee, 300 Friberg Parkway, Westborough, Massachusetts 01581.

        Each of the investment funds has specific investment objectives for both risk and expected return. The specific investment funds available to you may be changed from time to time.

        You should make your investment choices based on your investment goals and your willingness to assume investment risk in order to realize potentially higher returns. Investment risk is defined as a measure of how much the investment returns can vary from period to period.

        If you do not specify an investment fund or funds for the investment of your contributions, your contributions will be invested in a default investment fund specified by the Administrator. The Administrator may change the designation of the default investment fund from time to time.

        The Plan is intended to be a participant directed individual account plan as described in Section 404(c) of ERISA and the regulations found in 29 C.F.R. Section 2550.404c-1. Accordingly, fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a participant or beneficiary.

        INVESTMENT IN COMPANY STOCK FUND

        The investment funds include a Company Stock Fund, which invests in NIPSCO Common Shares. Previous investments in Bay State Gas Company common stock prior to the merger of Bay State Gas Company into a wholly-owned subsidiary of NIPSCO have been converted into Common Shares. For liquidity purposes, a portion of the Company Stock Fund will also be invested in money market type assets.

        INVESTMENT FUNDS

        The value of Accounts invested in an investment fund other than the Common Stock Fund will be net of any investment manager fees that may be charged with respect to that particular fund. The prospectus for each fund describes the fees and expenses associated with investing in that fund. You will not be charged any fees or expenses with respect to investments in the Common Stock Fund.

        Purchases of Common Shares will normally be made as soon as practicable after the receipt by the Trustee of contributions which are to be invested in the Common Stock Fund. Purchases or sales of Common Shares will also normally be made as soon as practicable after the receipt of an election by you to transfer amounts to or from the Common Stock Fund. Each such purchase or sale will be made at the market price for Common Shares on the New York Stock Exchange at the time of such purchase or sale.

        You may upon request obtain additional information about each Investment Fund (e.g., each Fund's operating expenses, the prospectus and financial statements of each Fund and a list of assets comprising each Fund). If you need additional information regarding the investment alternatives, or if you have any questions about your ERISA rights, you may contact: Bay State Gas Company, Benefits Committee, 300 Friberg Parkway, Westborough, Massachusetts 01581.

                       PERFORMANCE OF INVESTMENT FUNDS

              TOTAL RETURN PERFORMANCE BASED ON NET ASSET VALUE
            (NET OF ALL FEES AND EXPENSES) WITH ALL DISTRIBUTIONS

        Name of Fund                         1997           1996          1995
        ------------                         ----           ----          ----

        Stable Value Fund                     6.19 %        5.80 %       6.65 %

        Masterworks S&P 500                  33.07 %       22.62 %      37.15 %

        AIM Constellation Fund               18.86 %       11.26 %      33.43 %

        Templeton Foreign Fund               6.65 %        18.00 %      11.15 %

        Masterworks Life Path 2000 Fund      10.71 %        6.33 %      17.38 %

        Masterworks Life Path 2010 Fund      16.60 %       10.74 %      23.98 %

        Masterworks Life Path 2020 Fund      21.20 %       13.57 %      27.51 %

        Masterworks Life Path 2030 Fund      24.50 %       15.62 %      31.15 %

        Masterworks Life Path 2040 Fund      26.85 %       18.65 %      32.54 %

     The following table provides information concerning the performance of the Common Shares in the preceding fiscal years. Participants are advised that past performance is not necessarily indicative of the future performance of Common Shares. In addition, NIPSCO Industries, Inc. conducted a 2-for-1 stock split in February, 1998. Therefore, the stock prices for dates prior to 1998 in the following table are provided prior to the stock split. The returns provided below include the dividend granted in each year, if any.

                           NIPSCO Industries, Inc.
                          COMMON SHARES PERFORMANCE

             Stock Price    12/30/94                 $29.750
             Stock Price    12/29/95                 $38.250

             RETURN 1995                   33.8 %

             Stock Price    12/29/95                 $38.250
             Stock Price    12/31/96                 $39.625

             RETURN 1996                   8.0 %

             Stock Price    12/31/96                 $39.625
             Stock Price    12/31/97                 $49.438

             RETURN 1997                   29.3 %

             Stock Price    12/31/97                 $49.438
             Stock Price    12/31/98                 $30.438*

             RETURN 1998                   27.0 %

        * Reflects stock split

        HOW MAY I OBTAIN INVESTMENT FUND PERFORMANCE INFORMATION?

        You may obtain recent investment fund performance information by telephoning 1-800-776-4015 (or if you are hearing impaired, telephone 1-800-772-6009).

        HOW MAY I CHANGE MY INVESTMENT INSTRUCTIONS AND WHEN DO MY NEW INVESTMENT INSTRUCTIONS TAKE EFFECT?

        You may change your investment instructions for future contributions to your Account, for all or any portion of your existing Account balance, or for both, at any time. You may make 10 investment changes each year at no charge. Your Account will be charged a fee for each additional change. Currently, this fee is $10.00 and may be changed from time to time. You will see these fees on your quarterly statement.

        If you telephone on a business day before the close of the New York Stock Exchange (4 p.m. Eastern time), your investment change will be processed that day. Otherwise it will be processed the next business day. For this purpose, a business day is a day on which the stock markets are open for trading. A written confirmation of your investment instruction change will be sent within five business days after you make the change by telephone.

        To change your investment instructions, refer to Section entitled INSTRUCTIONS AT A GLANCE.

        INFORMATION REGARDING VOTING AND TENDERING COMPANY SHARES

        You will be entitled to instruct the Plan Trustee as to the voting or tendering of any whole and fractional shares of Company Shares held on your behalf in the Company Stock Fund. The Company will be responsible for the timely distribution of proxy solicitation or other material to you in connection with any shareholder vote or tender decision, including a form for you to complete to instruct the Trustee with regard to voting or tendering.

        The Trustee is responsible for tabulating and complying with the voting or tendering instructions it receives from participants. The Trustee will hold your instructions in confidence and will not divulge or release specific information regarding such instructions, on an individual basis, to any person, including officers or employees of the Company, except to the extent required by law.

        If you do not instruct the Trustee with regard to a shareholder vote or tender decision, your Common Shares will be voted or tendered as instructed by the Committee for the Plan.

   Vesting
   -------

        Vesting is a term used to describe the portion of your Account which you own. Your balance in each of your Accounts is fully vested at all times.

   Participant Loans
   -----------------

        MAY I BORROW FROM MY ACCOUNT?

        You may borrow from all of your Accounts. You may have two loans outstanding at a time.

        HOW MUCH MAY I BORROW?

        The minimum loan amount is $1,000.

        The maximum you may borrow is 50% of your vested Account balance or, if less, $50,000. The $50,000 amount is reduced by your highest outstanding balance on all loans during the preceding 12 months. For purposes of this paragraph, all of the Company's qualified plans are considered as part of this Plan to the extent the maximum loan amount would be decreased.

        You may obtain information about the amount you may borrow or do "modeling" to help you decide on the terms of the loan by telephoning 1-800-776-4015 (or if you are hearing impaired, telephone 1-800-772-6009).

        WHAT IS THE LOAN INTEREST RATE?

        The interest rate is fixed at the time you borrow and shall be a reasonable rate of interest, determined by the Plan Administra-tor, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circum-stances.

        The interest rate may be changed from time to time. You may obtain information about the current interest rate by telephoning 1-800-776-4015 (or if you are hearing impaired, telephone 1-800-772-6009).

        WHAT IS THE LOAN REPAYMENT TERM?

        The loan repayment term may be for a period not to exceed five years.

        HOW DO I MAKE LOAN PAYMENTS AND HOW ARE THE PAYMENTS INVESTED?

        Loan payments, consisting of principal and interest, are made through convenient payroll deduction (or by check during any period you are temporarily ineligible for payroll deduction), and each payment is credited to your Account. You may make additional loan payments at any time by check or pay off the remaining balance of your loan at any time by cashier's check, certified check or money order. You may obtain your loan payoff amount by telephoning 1-800-776-4015 (or if you are hearing impaired, telephone 1-800-772-6009).

        Loan payments credited to your Account are invested in accordance with your current investment instructions for future contribu-tions to your Account at the time the loan payment is deposited into your Account.

        WHAT HAPPENS IF MY EMPLOYMENT TERMINATES?

        Your outstanding loan balance is due should your employment with the Company terminate for any reason. Your outstanding loan balance is due upon the earlier of the date you request a distribution from your Account or 90 days after you terminate employment with the Company. If you do not repay your loan balance before you request a distribution from your Account or within 90 days from your termination of employment, the Administrator will send you a written notice of default and a demand for past due amounts. You have 30 days from receipt of the written notice of default in which to repay the remaining loan balance before the default becomes final. Upon default, the unpaid balance will become a taxable distribution to you, except to the extent any portion of the unpaid balance represents a return of after-tax contributions.

        HOW IS MY LOAN SECURED?

        Your loan will be evidenced by a promissory note, secured by the portion of your Account from which the loan is made. The Plan shall have a lien on this portion of your Account.

        A suspension of loan payments may be authorized for up to 12 months if you are on leave of absence without pay. During the suspension period interest on your outstanding loan balance will continue to accrue. All past due amounts will be due at the end of the suspension period unless otherwise authorized by the Plan Committee.

        A loan is treated as in default if scheduled loan payments are more than 90 days late. You will have 30 days from the time you receive written notice of a default and demand for past due amounts to correct the default before it becomes final. In the event the default becomes final, the default will be treated as a taxable distribution to you, except to the extent any portion of the unpaid balance represents a return of after-tax contributions. However, your promissory note will not be distributed and interest will continue to accrue on your outstanding loan balance, until such time as you are otherwise eligible for an in-service withdrawal or a distribution from your Account.

        WHAT HAPPENS TO MY LOAN IF I FILE FOR BANKRUPTCY?

        Under federal law, the Plan is generally not allowed to accept your loan repayments while you are in bankruptcy. Once your bankruptcy is discharged, if your loan is not in default you may restart you loan payments. A loan is treated as in default if scheduled loan payments are not made for more than 90 days. You will have 30 days from the time you receive written notice of a default and demand for past due amounts to correct the default before it becomes final. If your bankruptcy is not discharged within this period of time, your loan will be in default. The default will be treated as a taxable distribution to you, except to the extent any portion of the unpaid balance represents a return of after-tax contributions. However, your promissory note will not be distributed and interest will continue to accrue on your outstanding loan balance, until such time as you are otherwise eligible for an in-service withdrawal or a distribution from your Account.

        ARE THERE ANY LOAN FEES?

        A loan maintenance fee of $3.50 will be assessed to your Account for each month your Account has a loan balance. The fee will be charged quarterly to your Account. You will see these fees on your quarterly statement.

        WHAT HAPPENS WHEN I REQUEST A LOAN?

        Upon processing of your request, your investments will be redeemed as needed to fund your loan. Within each Account used for funding your loan, amounts will be redeemed from your investment funds in direct proportion to the value of your interest in each investment fund as of the date the loan is processed. As the Plan's investment funds are daily valued investment funds, your investments are redeemed based on the value of each such investment on the day your loan is processed. Your check and loan documents are generally issued within three business days thereafter.

        To request a loan, refer to Section entitled INSTRUCTIONS AT A
        GLANCE.

   Withdrawals While You Are an Employee
   -------------------------------------

        UNDER WHAT CIRCUMSTANCES MAY I MAKE A WITHDRAWAL FROM THE PLAN WHILE I AM AN EMPLOYEE?

        Withdrawals while you are an employee are permitted as described below and after attainment of age 70-1/2 (refer to Section entitled DISTRIBUTIONS AFTER YOU TERMINATE EMPLOYMENT WITH THE COMPANY OR AFTER YOU ATTAIN AGE 70-1/2). These withdrawals are referred to as in-service withdrawals.

        There is no minimum amount for any type of in-service withdrawal.

        *    HARDSHIP WITHDRAWAL

             You may make an in-service withdrawal in certain cases of financial hardship. You may withdraw from all of your Accounts, except for any earnings credited to your Employee Pre-Tax Account after the start of the first Plan Year beginning after December 31, 1988.

             The amount you may withdraw may be no greater than the amount necessary to satisfy your financial need including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

             For this purpose, hardship is a financial need to:

             *    Purchase your principal residence.

             * Pay unreimbursable medical expenses incurred or to be incurred by you, your spouse or dependents.

             * Pay unreimbursable tuition, related educational fees and room and board for up to the next 12 months of post-secondary education for you, your spouse or dependents.

             * Pay amounts necessary to prevent losing your principal residence through eviction or foreclosure on your mortgage.

             You may qualify for a Hardship Withdrawal by first borrowing and withdrawing all other available amounts from this Plan (and from any other plan maintained by the Company), other than hardship withdrawals. You will be ineligible to contribute to the Plan for 12 months from the date of your Hardship Withdrawal. A special limitation may reduce the maximum amount of Employee Pre-Tax contributions you may contribute in the calendar year following the calendar year of your Hardship Withdrawal.

        *    Prior After-Tax Account Withdrawal

             You may make a Prior After-Tax Account Withdrawal once in any 12-month period.

        *    ROLLOVER ACCOUNT WITHDRAWAL

             You may make a Rollover Account Withdrawal once in any 12-month period.


        *    OVER AGE 59 1/2 WITHDRAWAL

             Once you have attained age 59 1/2, you may make an Over Age 59 1/2 Withdrawal once in any 12-month period. You may withdraw from all of your Accounts. If you have a Prior After Tax Account, you will need to designate whether you want to withdraw from this Account first as part of your Over Age 59 1/2 Withdrawal.

        *    PRIOR COMPANY ACCOUNT PLUS WITHDRAWAL

             You may make a Prior Company Account Plus Withdrawal once in any 12- month period. You may withdraw from your Prior After-Tax, Rollover and Prior Company Accounts.

        WHAT ARE MY IN-SERVICE WITHDRAWAL PAYMENT OPTIONS?

        Your in-service withdrawal will be paid in a single lump sum, in cash.

        WHAT ARE MY IN-SERVICE WITHDRAWAL METHODS?

        You may choose to have all or a portion of your in-service withdrawal that is eligible for rollover be made payable directly to an IRA, another employer's qualified plan or to you. The portion of your in-service withdrawal representing a return of after-tax contributions is not eligible for rollover and will be made payable to you. Regarding the portion of your in-service withdrawal that is eligible for rollover and that is made payable to you, the law requires that, except for hardship withdrawals, 20% of that amount be withheld for federal taxes. Your actual tax liability may be more or less depending on your personal tax situation.

        WHAT HAPPENS WHEN I REQUEST AN IN-SERVICE WITHDRAWAL?

        An IRS Tax Notice is required to be provided to you no more than 90 days before your in-service withdrawal is made. The IRS Tax

        Notice summarizes the rules related to rollovers, income tax and penalties that may apply to your in-service withdrawal. You should review the IRS Tax Notice prior to requesting an in-service withdrawal.

        Upon processing of your request, your investments will be redeemed as needed to fund your in-service withdrawal. Within each Account used for funding your in- service withdrawal, amounts will be redeemed from your investment funds in direct proportion to the value of your interest in each investment fund as of the date the in-service withdrawal is processed. As the Plan's investment funds are daily valued investment funds, your investments are redeemed based on the value of each such investment on the day your in-service withdrawal is processed. Your check is generally issued within three business days thereafter.

        To request an in-service withdrawal, refer to Section entitled INSTRUCTIONS AT A GLANCE

   DISTRIBUTIONS AFTER YOU TERMINATE EMPLOYMENT WITH THE COMPANY OR AFTER YOU ATTAIN AGE 70-1/2

        WHAT ARE MY DISTRIBUTION PAYMENT OPTIONS?

        If your vested Account balance is $5,000 or less, and if your vested Account balance at the time of any prior in-service withdrawal or distribution did not exceed $5,000, your distribution payment options are limited to a single lump sum. Otherwise, you may choose to have your vested Account balance distributed as follows:

        *    paid in a single lump sum,

        * a portion paid in a lump sum, and the remainder paid later, or

        * paid in periodic installments over a period not to exceed the life expectancy of you and your beneficiary.

        Your distribution will be paid in cash, except to the extent of the distribution of your outstanding loan balance, if any, and except (if your Account is distributed in a lump sum) to the extent you choose to receive the portion of your distribution attributable to your Account balance invested in the Company Stock Fund in the form of whole shares of Company Shares and cash in lieu of fractional shares.

        WHAT ARE MY DISTRIBUTION METHODS?

        You may choose to have all or a portion of your distribution that is eligible for rollover be made payable directly to an IRA, another employer's qualified plan or to you. The portion of your distribution representing a return of after-tax contributions is not eligible for rollover and will be made payable to you. If your vested Account balance is $5,000 or less, and if your vested Account balance at the time of any prior in-service withdrawal or distribution did not exceed $5,000, if you do not request a distribution, your vested Account balance may be distributed to you without your consent in a check made payable to you.

        Regarding the portion of your distribution that is eligible for rollover and that is made payable to you, the law requires that 20% of that amount be withheld for federal taxes. Your actual tax liability may be more or less depending on your personal tax situation.

        If you elect distribution in periodic installments, your Account will be charged a fee for each installment payment. You will see these fees on your quarterly statement. Currently, this fee is $3.00 per check and may be changed from time to time.

        WHEN ARE DISTRIBUTIONS MADE?

        You may generally choose when to take a distribution of your vested Account balance at any time following your termination of employment with the Company on or before age 65. However, if your vested Account balance is $5,000 or less, and if at the time of any prior in-service withdrawal or distribution your vested Account balance did not exceed $5,000, you should request a distribution of your vested Account balance at the time you terminate employment with the Company or shortly thereafter. If you do not request a distribution, your vested Account balance may be distributed to you without your consent in a check made payable to you. Mandatory 20% federal tax withholding will apply as described above.

        The law requires that you start taking distributions from your Account by April 1 of the calendar year following the later of either: (1) the calendar year in which you reach age 70-1/2, or
        (2) the calendar year in which you retire. As a result, you are not required to start taking distributions by April 1 of the calendar year in which you reach age 70-1/2 if you are still working for the Company at that time.

        If you are eligible and choose to defer distribution of your Account after you terminate employment with the Company, an administrative fee will continue to be assessed to your Account each month and charged quarterly to your Account as described in Section entitled OTHER THINGS YOU SHOULD KNOW.

        Your Account will continue to be invested as you direct until it is distributed to you.

        WHAT HAPPENS WHEN I REQUEST A DISTRIBUTION AFTER I TERMINATE OR AFTER I ATTAIN AGE 70-1/2?

        An IRS Tax Notice is required to be provided to you no more than 90 days before your distribution is made. The IRS Tax Notice summarizes the rules related to rollovers, income tax and penalties that may apply to your distribution. You should review the IRS Tax Notice prior to requesting a distribution.

        Upon processing of your request, your investments will be redeemed as needed to fund your distribution. Within each Account used for funding your distribution, amounts will be redeemed from your investment funds in direct proportion to the value of your interest in each investment fund as of the date the distribution is processed. As the Plan's investment funds are daily valued investment funds, your investments are redeemed based on the value of each such investment on the day your distribution is processed. Your check is generally issued within three business days thereafter. If you choose to receive the portion of your distribution attributable to your Account balance in the Company Stock Fund in the form of whole shares of Company Shares and cash in lieu of fractional shares, your stock certificate will be issued within a few weeks thereafter.

        To request a distribution upon termination of employment with the Company or a distribution after attainment of age 70-1/2, refer to Section entitled INSTRUCTIONS AT A GLANCE.

        WHAT ARE THE TAX TREATMENTS, TAXES AND PENALTIES FOR
        DISTRIBUTIONS?

        The IRS Tax Notice summarizes the rules related to rollovers, tax treatments, income tax and penalties that may apply to your distribution.

   Death Benefits
   --------------

        WHAT HAPPENS TO MY PLAN BENEFIT IF I DIE?

        Upon your death, your Account becomes payable to your bene-ficiary(ies). If you die while an employee, your Account will become fully vested, if not otherwise fully vested. In general, your beneficiary has the same options as you do regarding when and how to receive payment, except that a distribution to your beneficiary may only be eligible for rollover if your beneficiary is your spouse. Your beneficiary should contact Culture Develop-ment for further instructions.

        HOW MAY I DESIGNATE MY BENEFICIARY?

        When you become eligible to participate in the Plan or, if earlier, at the time you make a Rollover Contribution, complete and file a Beneficiary Designation Form stating who is to receive your Account balance if you die. You may change your beneficiary(ies) at any time by completing and filing a new Beneficiary Designation Form. The change takes effect on the date your new completed Beneficiary Designation Form is on file with Culture Development.

        If you are married, your spouse is automatically your sole primary beneficiary. To designate someone in addition to or other than your spouse as a primary beneficiary, you must obtain your spouse's written consent to your designation and your spouse's signature must be witnessed by a Plan representative or Notary Public. If you complete and file a Beneficiary Designation Form and later become married or remarry, your earlier Beneficiary Designation Form will not be valid. You will need to complete and file a new Beneficiary Designation Form.

        If you fail to complete and file a Beneficiary Designation Form before you die, your benefit upon death will be paid to the individual(s) in the first of the following categories in which there is at least one survivor: your spouse; your children, (in equal shares) by right of representation; or your estate.

   Reemployment with the Company
   -----------------------------

        WHEN CAN I RESUME MY PARTICIPATION?

        If you were a Plan participant before your employment with the Company terminated and you are rehired by the Company, you may resume participation on the date of your rehire as an eligible employee. If you were not a participant when your employment with the Company terminated, or were not eligible for Employer Match contributions, you will enter the Plan or become eligible for Employer Match contributions as described in Section entitled ELIGIBILITY, but no earlier than the date you would have entered the Plan or became eligible for Employer Match contributions if you had not terminated your employment with the Company.

   Federal Tax Consequences of Participation in the Plan
   -----------------------------------------------------

   The Plan is operated as a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code. As a result, the amount of your pay which you elect to defer under the Plan through Employee Pre-Tax contributions and your Rollover contributions and Employer Match contributions and any earnings on, or appreciation of, your Account balance are not subject to Federal income taxes until such amounts are withdrawn or distributed to you or your beneficiary. The amount of your Employee Pre-Tax contributions will, however, be included in your income in the year in which such amounts are earned for purposes of Social Security taxes. Distributions and withdrawals generally become taxable in the year in which you receive them.

   A distribution or withdrawal may be rolled over to a qualified retirement plan of another employer or to an individual retirement account or individual retirement annuity ("IRA") if the distribution is an "eligible rollover distribution" as defined in the Internal Revenue Code. In such event, the amount rolled over and earnings thereon are not subject to income tax until subsequently distributed to you or your beneficiary. Any amount of an "eligible rollover distribution" that is not rolled over may be subject to a mandatory 20% withholding requirement (see "Income Tax Withholding" below).

   If a lump sum distribution includes Common Shares, the excess, if any, of the fair market value of such Common Shares over the cost of the Common Shares to the Trustee is not subject to federal income tax at the time of distribution but generally will be subject to federal income tax when such Common Shares are subsequently sold. To the extent provided by the Internal Revenue Code, you may elect not to defer the tax on net unrealized appreciation in Common Shares until the year of disposition of such Common Shares, thus subjecting the entire distribution to federal income tax at the time of distribution.

   An additional 10% excise tax will be imposed on any distribution or withdrawal received by you before you reach age 59 1/2 unless such distribution or withdrawal is (i) rolled over to another qualified plan or an IRA, (ii) made to a beneficiary after your death, (iii) made on account of your retirement due to disability (as defined in the Plan), (iv) made after separation from service after attainment of age 55, (v) made to you for payment of medical expenses that could be deducted on your tax return or (vi) made to an alternate payee pursuant to a qualified domestic relations order.

   Amounts that are included in taxable income may qualify for 5-year forward averaging tax treatment if you receive the amount in a lump sum distribution prior to January 1, 2000 but after you reach age 59 1/2 and you actively participated in the Plan for at least five years prior to the year in which the lump sum is distributed to you. Under a transitional rule, if you reached age 50 before January 1, 1986, you may make one election, without regard to the age 59 1/2 requirement, to use either 5-year forward averaging (using current tax rates) or 10-year forward averaging (using the 1986 tax rates) with respect to the lump sum distribution, if otherwise eligible. Five year forward averaging will not be available for distributions received on or after January 1, 2000.

   Employee Pre-Tax and Employer Match contributions made to the Plan by the Company on your behalf are deductible by the Company in the year in which the contributions are made.

   The rules governing the Federal income taxation of a distribution are complex and are subject to change. Accordingly, you should seek the advice of a personal tax advisor in connection with a distribution.

   Income Tax Withholding
   ----------------------

   Most Plan distributions and withdrawals are subject to mandatory federal income tax withholding. The Trustee is required to withhold 20% of any "eligible rollover distribution", unless you elect to have the Trustee make a direct rollover of such distribution into another employer's qualified retirement plan that accepts rollovers or to an individual retirement account or an individual retirement annuity. A distribution or withdrawal is not an "eligible rollover distribution", and thus may not be rolled over, if it is (i) a series of substantially equal periodic installments over more than ten years, or over your life expectancy or the joint life expectancies of you and your beneficiary, (ii) a distribution of after-tax contributions,
   (iii) a required distribution due to attaining age 70-1/2 (or if later, due to retiring) or (iv) a distribution made to a nonspousal beneficiary. If you request a distribution from the Common Stock Fund in the form of Common Shares rather than cash, the portion of your Account in the Common Stock Fund will not be liquidated to pay the withholding tax; however, the applicable taxes will be withheld from any cash portion of the distribution.

   A distribution or withdrawal that is not an "eligible rollover distribution" is subject to voluntary federal income tax withholding, which means that you can request that no withholding tax be deducted from your distribution.

   Future of the Plan
   ------------------

   The Company intends for the Plan to be a permanent part of your total benefits program. However, the Company reserves the right to terminate the Plan at any time. If the Plan is terminated all Accounts will become fully vested, if not otherwise fully vested, and payable as determined by the Plan Administrator.

   The Company reserves the right to amend the Plan at any time if it becomes desirable or necessary. You will be notified within 210 days after the end of the Plan Year of any relevant Plan amendment. The Plan (including any amendments) is subject to approval by the IRS. From time to time, changes in the details of the Plan may be required by the IRS. However, no Plan amendment may take away any benefits you have earned.

   As the Plan benefits are provided by fully funded individual participant Accounts, benefits under this Plan are not insured by the Pension Benefit Guaranty Corporation (PBGC). PBGC insurance does not apply to this type of plan.

   Plan Administration Issues
   --------------------------

        ACCOUNT STATEMENTS AND ACCOUNT INFORMATION

        You will receive statements four times each year. They will normally be sent to you within three weeks after the end of each quarter of the Plan Year.

        You have easy access to information regarding your Account at any time.

        To obtain information regarding your Account, refer to Section entitled INSTRUCTIONS AT A GLANCE.

        PLAN ADMINISTRATOR

        The Company is the Plan Administrator. The Company may appoint an administrative committee and delegate to it all or part of its duties to oversee the Plan's operations. As a Plan fiduciary, the Company acts on your behalf to see that the Plan is administered fairly according to standards outlined in the law and the terms of the Plan and Trust Agreement.

        Plan records are maintained on a Plan Year basis. The Plan Year ends on December 31.

        AGENT FOR SERVICE OF LEGAL PROCESS

        Service of legal process may be made upon the Company, as Plan Administrator, or Plan Trustee at the address listed in Section entitled PLAN DIRECTORY.

        TYPE OF PLAN

        This Plan is a profit sharing plan with a pre-tax salary deferral (401(k)) feature.

        TOP HEAVY CONTRIBUTION PROVISIONS

        The Plan includes provisions which apply only if the Plan is "top heavy." A plan is top heavy if more than 60% of the total plan assets belong to "key employees." Key employees include certain officers, shareholders and owners. If the plan is top heavy, contributions may not be made by or on behalf of key employees, other than a Rollover contribution, unless the Company makes a minimum contribution to all eligible employees.

   Other Things You Should Know
   ----------------------------

        TRUST FUND

        All of the Plan's assets are held in a trust fund which is the sole source of all benefit payments. The trust fund is a separate and distinct legal entity, and is not part of the Company. The assets of the trust fund are not commingled with Company assets. Generally, no part of the trust fund can be attached by creditors of any Plan participant or of the Company. Assets of the trust fund are held exclusively to pay Plan benefits and expenses, and cannot revert to or be paid to the Company, except under certain limited circumstances permitted by law.

        The Plan Trustee holds the Plan's assets, executes all of the investments, maintains the financial records relating to the trust, and makes all benefit payments as directed by the Plan Administrator.

        PLAN FEES AND EXPENSES

        An administrative fee will be assessed to your Account each month and charged quarterly to your Account, except that no fee may reduce your Account balance below zero. The administrative fee may be changed from time to time. You will see these fees on your quarterly statement. You may obtain information about the current administrative fee by telephoning 1-800-776-4015 and speaking with a participant services representative (or if you are hearing impaired, telephone 1-800-772-6009).

        You will also pay any special fees related to your own Account, such as loan fees, fees for installment payments and fees for change of your investment instructions more than 10 times per year. You will see these fees on your quarterly statement.

        CLAIM REVIEW PROCEDURES

        As the Plan Administrator, the Company is responsible for determining and informing you of your entitlement to a benefit and of any amounts payable to you. If you disagree with a decision, you or your authorized representative may ask for a review by submitting a written request to Culture Development. Your request should include the issues and comments you feel are important. You also have the right to review pertinent documents.

        The review process sets the following limits on the amount of time you may take to make your request and for the Company to respond:

                                                             DAYS TO RESPOND
              ACTION                                        FROM PRIOR ACTION
              ------                                        -----------------

              Company sends you a benefit statement . . . . . . . .       --
              You request an initial review       . . . . . . . . .  60 days
              Company sends you its initial decision  . . . . . . .  90 days
              You request a final review  . . . . . . . . . . . . .  60 days
              Company sends you its final decision  . . . . . . . .  60 days


              The Company will either approve your claim or explain why your claim is being denied (by referring to specific Plan provisions) and how applications are reviewed. In special circumstances, the Company may notify you and take up to an additional 90 days for its initial review and 60 days for its final review.

        NO ASSIGNMENT OF YOUR ACCOUNT IS PERMITTED

        Under this Plan, you may not assign, sell, transfer or use your Account as collateral, other than for a loan from your Account as described in Section entitled PARTICIPANT LOANS. In addition, creditors may not attach your Account as a means of collecting debts. However, the Plan Administrator will comply with a "qualified domestic relations order" (QDRO). This is an order or judgment from a state court directing that a participant's Account, or portion thereof, be paid to an Alternate Payee (spouse, former spouse, child or other dependent of the participant) as child support, alimony or part of a division of marital property rights, provided that the order meets certain requirements of federal law.

        NO EMPLOYMENT RIGHTS

        Your participation in the Plan does not give you any employment rights with the Company.

        YOUR RIGHTS UNDER FEDERAL LAW

        As a participant of this Plan you are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). ERISA provides that all Plan participants shall be entitled to:

        * Examine, without charge, at the Plan Administrator's office, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as annual reports;

        * Obtain copies of all Plan documents and information upon written request to the Plan Administrator. The Plan
             Administrator may make a reasonable charge for the copies;

        * Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report; and

        * Obtain a statement telling you the amount of your Account balance, the portion of your Account balance you currently have a right to and when you will have the right to receive payment. If you do not have a right to a benefit, the statement will tell you how many years you have to work to get this right. This statement must be requested in writing and is not required to be given more than once a year. The Plan Administrator must provide the statement free of charge.

        In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

        No one, including your employer or any other person, may terminate you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

        If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan Administrator review and reconsider your claim.

        Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request written materials from the Plan Administrator and do not receive them within 30 days, you may file suit in federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

        If you have a claim for a benefit which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay the costs and fees if, for example, it finds your claim is frivolous.

        If you have any questions about your Plan, you should contact Culture Development. If you have any questions about this statement of your rights under ERISA, you should contact the nearest Area Office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington D.C. 20210.

   PLAN DIRECTORY

   *  OFFICIAL PLAN NAME--
        Bay State Gas Company Employee Savings Plan


   *  EMPLOYER AND PLAN NUMBER--
        Employer's Identification Number (EIN) is 04-2548120
        Plan Identification Number (PIN) is 009


   *  OTHER PARTICIPATING COMPANIES--
        Northern Utilities, Inc.
        Granite State Gas Transmission, Inc.
        Energy USA

   *  PLAN YEAR--
        January 1 through December 31

   *  PLAN SPONSOR--
        Bay State Gas Company
        300 Friberg Parkway
        Westborough, Massachusetts 01581
        (508) 836-7114

   *  INITIAL EFFECTIVE DATE--
        January 1, 1979

   *  NAME OF PLAN ADMINISTRATIVE COMMITTEE--
        Benefits Committee Bay State Gas Company

   *  PLAN TRUSTEE--
        Merrill Lynch
        Group Employee Services
        P.O. Box 6610
        9603 Meridian Boulevard
        B3-GES-CS
        Englewood, CO 80155-6610
        (800) 776-4015


   INSTRUCTIONS AT A GLANCE

       IF YOU WANT TO . . .                YOU NEED TO DO THE FOLLOWING . . .
       Enroll In the Plan And Elect To
       Make Contributions:                 Complete a Plan Enrollment Form and Beneficiary Designation Form.
                                           Return the forms to Culture Development for processing.  Your
                                           Enrollment Form will be forwarded to Merrill Lynch for processing of your Investment Fund instructions.  You will receive a Personal
                                           Identification  Number (PIN)  for the  Bay  State Gas  Company  Employee
                                           Savings Plan in a secured envelope as a separate mailing.

       Make A Rollover Contribution:       Request a Rollover Contribution Form from Culture Development. Complete and return the form to Culture Development for approval and forwarding to Merrill Lynch for processing.
       Change Your Contribution
       Percentage Election Or
       Discontinue Or Resume
       Your Contributions:                 Request a Contribution Change Form from Culture Development. Complete and return the form to Culture Development for processing.

       Change Your
       Investment Instructions:            Telephone* Merrill Lynch at 1-800-776-4015 (or if you are hearing impaired telephone 1-800-772-6009).

       Request A
       Participant Loan:                   Telephone* Merrill Lynch at 1-800-776-4015 (or if you are hearing impaired telephone 1-800-772-6009).
       Request An
       In-Service Withdrawal:              Telephone* Merrill Lynch at 1-800-776-4015 (or if you are hearing impaired telephone 1-800-772-6009). If you have not already received an
                                           IRS Tax Notice within the last 90 days, an IRS Tax Notice will be provided to you.

                                           If you are requesting a Hardship Withdrawal, Merrill Lynch will send you a Hardship Withdrawal Request Form. Upon completion, return the form to Culture Development for approval and forwarding to Merrill
                                           Lynch for processing.

       Request A Distribution
       Upon Termination:                   Telephone* Merrill Lynch at 1-800-776-4015 (or if you are hearing impaired telephone 1-800-772-6009). If you have not already received an
                                           IRS Tax Notice within the last 90 days, an IRS Tax Notice will be provided to you.

       Request An Age 70-1/2 Or Over
       Distribution Required By Law:       Request an Age 70-1/2 Distribution Packet from Culture Development. The packet will include instructions for processing and an IRS Tax Notice






                                                               30


       IF YOU WANT TO . . .                YOU NEED TO DO THE FOLLOWING . . .

       Obtain Information Regarding Your
       Account, Investment Fund Prices,
       Loan Interest Rate Etc.:            Telephone* Merrill Lynch at 1-800-776-4015
                                           (or if you are hearing impaired telephone
                                           1-800-772-6009).


   -------------------
        *All or a portion of the calls are tape recorded for your protection.

   The EVA operates 24 hours a day, 7 days a week. If the information you need or the transaction you want to perform is not available through EVA, or if you prefer to speak to a participant services representative, press "0" as soon as EVA answers. If you have a rotary phone, simply stay on the line. PARTICIPANT SERVICES REPRESENTATIVES ARE AVAILABLE ON ANY BUSINESS DAY BETWEEN 8 A.M. AND 8 P.M. (EASTERN
   TIME).


                            AVAILABLE INFORMATION

   NIPSCO files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") You may read and copy any of these reports, proxy statements and other information at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0030. The Commission also maintains a site on the World Wide Web that contains reports, proxy statements and other information regarding NIPSCO. The address of the Commission's Web site is http://www.sec.gov. Information about NIPSCO is also available at http://www.NIPSCO.COM; that information, however, it not a part of this Prospectus except to the extent it is specifically incorporated by reference in this Prospectus.

        NIPSCO has filed with the Commission a Registration Statement on Form S-3 (including any amendments thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information about NIPSCO and the Common Shares offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected at the Commission's Public Reference Room or through the Commission's Web site.

                    INFORMATION INCORPORATED BY REFERENCE

        The following documents previously filed by NIPSCO with the Commission are incorporated by reference into this Prospectus:

        (1) NIPSCO's Annual Report on Form 10-K and Form 10-KA for the year ended December 31, 1998;
        (2) NIPSCO's Current Report on Form 8-K dated February 8, 1999 and filed February 9, 1999;
        (3) The description of NIPSCO's Common Shares contained in NIPSCO's Registration Statement on Form 8-B filed with the Commission on November 25, 1987; and
        (4) Bay State's Annual Report on Form 10-K for the year ended September 30, 1998.

        All documents filed by NIPSCO with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Common Shares under the Plan, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which is also deemed to be incorporated by reference modifies or replaces such statement.

        NIPSCO WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO THE TEXTS OF SUCH DOCUMENTS). REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO SHAREHOLDER SERVICES, NISOURCE
   INC., 5265 HOHMAN AVENUE, HAMMOND, INDIANA 46320
   (TELEPHONE: 1-800-348-6466).

                           LIMITATION OF LIABILITY

        Neither NIPSCO, Bay State, nor any of its agents (including Bay State or NIPSCO if it is acting as such) in administering the Plan shall be liable for any act done in good faith or for the good faith omission to act in connection with the Plan. However, nothing contained herein shall affect a Participant's right to bring a cause of action based on alleged violations of federal securities laws.

                               USE OF PROCEEDS

        Because the Plan is maintained in accordance with Section 401 ET SEQ. of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, and because it is intended that all purchases of Common Shares will be made on the open market by the Trustee for the Plan, NIPSCO does not intend to have any net proceeds from the sale of the Common Shares offered under the terms of the Plan.

                            PLAN OF DISTRIBUTION

        The Common Shares being offered are offered pursuant to the Plan, the terms of which provide for the purchase of Common Shares.

                        DESCRIPTION OF COMMON SHARES

        NIPSCO's certificate of incorporation authorizes the issuance of 400,000,000 Common Shares, without par value, of which 117,525,257 were issued and outstanding on October 31, 1998. The description of the Common Shares is incorporated by reference into this Prospectus. See "Incorporation of Information by Reference" for information on how to obtain a copy of this description.

                                   EXPERTS

        The consolidated financial statements and schedules of NIPSCO and its subsidiaries incorporated by reference in this Prospectus from NIPSCO's Annual Report on Form 10-K for the year ended December 31, 1998 and the Current Report on Form 8-K dated February 8, 1999 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of such firm as experts in giving said reports.

        The consolidated financial statements and schedule of Bay State and subsidiaries as of September 30, 1998 and 1997, and for each of the years in the three-year period ended September 30, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The reports of KPMG Peat Marwick LLP covering the September 30, 1998 financial statements contains an explanatory paragraph that states that Bay State changed its method of accounting for postretirement benefit plans during the year ended September 30, 1998.


                                LEGAL MATTERS

        Certain legal matters in connection with the Common Shares offered hereby have been passed upon for NIPSCO by Schiff Hardin & Waite, Chicago, Illinois.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses in connection with the offering are as follows:

              Registration fee under the Securities Act  . . . . $ 2,052
              Legal fees and expenses  . . . . . . . . . . . . .  25,000
              Accounting fees and expenses . . . . . . . . . . .  15,000
              Miscellaneous  . . . . . . . . . . . . . . . . . .   7,500
                                                                  ------
                                       Total . . . . . . . . . . $49,552

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The By-Laws of NIPSCO provide for indemnification by NIPSCO of each of its directors and officers to the fullest extent permitted by law for liability of such director or officer arising by reason of his or her status as a director or officer of NIPSCO or its subsidiaries. Under NIPSCO's By-Laws as well as the Indiana Business Corporation Law (the "Indiana BCL"), NIPSCO is required to indemnify its directors and officers against expenses, judgments, decrees, fines, penalties and settlements actually and reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of his or her connection with NIPSCO, provided that such person acted in good faith and in a manner he or she reasonably believed to be in the best interest of NIPSCO, or, with respect to a criminal proceeding, has no reasonable cause to believe that his or her conduct was unlawful.

        The By-Laws of NIPSCO provide that, except where a director or officer is substantially and finally successful on the merits, NIPSCO may not indemnify a director or officer (unless ordered by a court) until after a determination has been made that indemnification of the director or officer is permissible because he or she met the applicable standards of conduct. NIPSCO also may not advance expenses prior to the disposition of an action, suit or proceeding until: (a) the director or officer provides NIPSCO with a written affirmation of his or her good faith belief that he or she has met the applicable standards of conduct and an undertaking to repay the advance if it is ultimately determined that he or she did not meet the applicable standards of conduct, and (b) a determination has been made, that, based on the facts then known to those making the determination, the director or officer met the applicable standards of conduct. The determination that a director or officer has met the applicable standards of conduct may be made by a majority vote of a quorum consisting of disinterested directors, a majority vote of a committee designated by the board of directors consisting of two or more disinterested directors (only if a quorum of the board cannot be obtained), special legal counsel or a majority vote of disinterested shareholders.

        As authorized under NIPSCO's By-Laws and the Indiana BCL, NIPSCO and its subsidiaries have insurance which insures directors and officers for acts committed as such directors or officers which are determined not to be indemnifiable under NIPSCO's indemnity provisions.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NIPSCO pursuant to the foregoing provisions, or otherwise, NIPSCO has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NIPSCO of expenses incurred or paid by a director, officer or controlling person of NIPSCO in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NIPSCO will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   ITEM 16.  EXHIBITS.

        The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

   ITEM 17.  UNDERTAKINGS.

        (a)  NIPSCO hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events
             arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

             PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by NIPSCO pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) NIPSCO hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of NIPSCO's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
   Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NIPSCO pursuant to the foregoing provisions, or otherwise, NIPSCO has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NIPSCO of expenses incurred or paid by a director, officer or controlling person of NIPSCO in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NIPSCO will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on December 1, 1998.

                                 NIPSCO INDUSTRIES, INC.
                                 (Registrant)


                                 By: /s/   Gary L. Neale
                                     ------------------------------
                                           Gary L. Neale
                                           Chairman and President

                              POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Stephen P. Adik the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the under-signed, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the under-signed might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substi-tutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      Signature                             Title                             Date
                      ---------                             -----                             ----

       /s/      Gary L. Neale                   Chairman, President and Director          December 1, 1998
       ------------------------------           (Principal Executive Officer)
                 Gary L. Neale


       /s/      Stephen P. Adik                 Executive Vice President (Principal       December 1, 1998
       ------------------------------           Financial Officer and Principal
                 Stephen P. Adik                Accounting Officer)


                      Signature                             Title                               Date
                      ---------                             -----                               ----


       /s/      Steven C. Beering               Director                                  December 1, 1998
       ------------------------------
                 Steven C. Beering


       /s/      Arthur J. Decio                 Director                                  December 1, 1998
       ------------------------------
                 Arthur J. Decio


       /s/      James T. Morris                 Director                                  December 1, 1998
       ------------------------------
                 James T. Morris


       /s/      Denis E. Ribordy                Director                                  December 1, 1998
       ------------------------------
                 Denis E. Ribordy


       /s/      Ian M. Rolland                  Director                                  December 1, 1998
       -----------------------------
                 Ian M. Rolland


       /s/      John W. Thompson                Director                                  December 1, 1998
       ------------------------------
                 John W. Thompson


       /s/     Robert J. Welsh                  Director                                  December 1, 1998
       ------------------------------
                Robert J. Welsh


       /s/      Carolyn Y. Woo                  Director                                  December 1, 1998
       ------------------------------
                 Carolyn Y. Woo


                                                Director
       ------------------------------
               Roger A. Young



                              INDEX TO EXHIBITS


   EXHIBIT
   NUMBER                        DESCRIPTION
   ------                        -----------

   4.1       Form of Bay State Gas Company Employee Savings Plan.

   4.2* Amended and Restated Agreement and Plan of Merger dated as of December 18, 1997, and amended and restated as of March
             4, 1998, and further amended as of November 16, 1998, among NIPSCO Industries, Inc., Bay State Gas Company and
             Acquisition Gas Company, Inc. contained in Bay State's Current Report on Form 8-K filed with the Commission on November 25, 1998.

   4.3* The description of NIPSCO's Common Shares contained in NIPSCO's Registration Statement on Form 8-B filed with the Commission on November 25, 1987.

   5         Opinion of Schiff Hardin & Waite.

   23.1      Consent of Arthur Andersen LLP.

   23.2      Consent of KPMG Peat Marwick LLP.

   23.3 Consent of Schiff Hardin & Waite (included in its opinion filed as Exhibit 5).

   24 Powers of Attorney (as set forth in the signature pages hereto).



   ----------------------------
   * Incorporated by reference.